UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 27, 2020
As previously announced, on October 27, 2019, Central European Media Enterprises Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TV Bidco B.V., a Netherlands private limited liability company (“Parent”), and TV Bermuda Ltd., a Bermuda exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of PPF Group N.V., a Netherlands public limited liability company (“PPF”). The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
In connection with the Merger, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement, dated January 10, 2020 (the “Proxy Statement”), with respect to the special general meeting of the Company’s shareholders scheduled to be held on February 27, 2020 (the “Special General Meeting”), which the Company commenced mailing to shareholders of the Company on or about January 17, 2020. Set forth below are supplemental disclosures relating to the Merger. This additional definitive material is being filed to update and supplement the Proxy Statement. The information contained in this additional definitive material is incorporated by reference into the Proxy Statement. To the extent that information in this additional definitive material differs from or updates information contained in the Proxy Statement, the information in this additional definitive material shall supersede or supplement the information in the Proxy Statement. The information contained in this additional definitive material speaks only as of February 14, 2020, unless such information specifically indicates that another date applies.
If you have not already submitted a proxy for the Special General Meeting since the distribution of the Proxy Statement, you are urged to do so promptly. This additional definitive material does not affect the validity of any proxy card or voting instructions that shareholders may have previously received or submitted following the distribution of the Proxy Statement. No action is required by any shareholder who has previously submitted a proxy card or voting instructions following the distribution of the Proxy Statement and who does not wish to revoke or change that proxy or voting instructions.
Following the announcement of the execution of the Merger Agreement, three lawsuits were filed by purported stockholders of the Company in relation to certain disclosures included in the Proxy Statement. On January 17, 2020 and January 22, 2020, lawsuits entitled Sekerak v. Central European Media Enterprises Ltd., et al. and Mimmo v. Central European Media Enterprises Ltd., et al., respectively, were filed in the United States District Court for the Southern District of New York against the Company and members of the board of directors of the Company. In addition, on January 21, 2020, a lawsuit entitled Sabatini v. Central European Media Enterprises Ltd., et al. was filed in the United States District Court for the District of Delaware against the Company and members of the board of directors of the Company. The foregoing three lawsuits (collectively, the “Merger Lawsuits”) allege that the Proxy Statement omits material information with respect to the transactions contemplated by the Merger Agreement, rendering it false and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiffs seek, among other things, injunctive relief, rescission, declaratory relief and unspecified monetary damages.

The Company believes that the Merger Lawsuits are without merit and that no further disclosure is required to supplement the Proxy Statement under applicable laws. However, for the purpose of avoiding the risk that any of the Merger Lawsuits may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending such actions, the Company has decided to voluntarily make supplemental disclosures related to the Merger, all of which are set forth below, in response to certain of the allegations raised in the Merger Lawsuits. Except as described below, this supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.
Supplemental Disclosures
The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement as filed with the SEC on January 10, 2020, and terms used below have the meanings set forth in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following supplemental disclosures:
Under the heading “Background of the Merger,” the fourth paragraph on page 26 is modified by adding the following as the fourth sentence of that paragraph:
All of these confidentiality agreements, together with all other confidentiality agreements referred to in this section, contained standstill provisions, including a so-called “don’t ask, don’t waive” provision as well as a customary “fall-away” provision that terminated the standstill obligations upon the Company’s entering into the Merger Agreement or the Company’s announcing it had done so, as applicable.
Under the heading “Fairness Opinion of Allen & Company‑Financial Analysis” the third paragraph on page 43 and the first paragraph on page 44 are amended and restated in their entirety as follows (new language underlined; deleted language struck through):
Selected Public Companies Analysis. Allen & Company reviewed publicly available financial and stock market information of the Company and ~~the following~~ nine (9) selected European media companies that, based on the exercise of Allen & Company’s professional judgment and experience, Allen & Company considered generally relevant for purposes of analysis, collectively referred to as the “selected companies”~~;~~.
Allen & Company reviewed, among other information, enterprise values, calculated as fully diluted equity values based on closing stock prices on October 25, 2019 plus total debt, preferred equity and non-controlling interests (as applicable) and less cash and cash equivalents and unconsolidated assets (as applicable), as a multiple, to the extent meaningful, of calendar year 2020 estimated OIBDA, or “CY2020E OIBDA”. Financial data of the selected companies were based on public filings, publicly available Wall Street research analysts’ estimates and other publicly available information. Financial data of the Company was based on the Company Forecasts.

The selected companies reviewed and the CY2020E OIBDA multiple observed for each selected company were as follows:

Selected Companies	Enterprise Value to CY2020E OIBDA Multiple
Atresmedia Corporación de Medios de Comunicación, S.A.	5.8x
ITV plc	9.1x
Mediaset España Comunicación, S.A.	6.6x
Mediaset S.p.A.	6.2x
Métropole Télévision S.A.	4.9x
Nordic Entertainment Group AB	12.3x
ProSiebenSat.1 Media SE	6.4x
RTL Group SA	6.2x
Télévision Française 1 SA	3.6x
~~Allen & Company reviewed, among other information, enterprise values, calculated as fully diluted equity values based on closing stock prices on October 25, 2019 plus total debt, preferred equity and non-controlling interests (as applicable) and less cash and cash equivalents and unconsolidated assets (as applicable), as a multiple, to the extent meaningful, of calendar year 2020 estimated OIBDA. Financial data of the selected companies were based on public filings, publicly available Wall Street research analysts’ estimates and other publicly available information. Financial data of the Company was based on the Company Forecasts.~~
Under the heading “Fairness Opinion of Allen & Company-Financial Analysis” the third paragraph on page 44 and the first paragraph on page 45 are amended and restated in their entirety as follows (new language underlined; deleted language struck through):
Selected Precedent Transactions Analysis. Using publicly available information, Allen & Company reviewed financial information relating to ~~the following~~ eleven (11) selected transactions involving European target media companies that, based on the exercise of Allen & Company’s professional judgment and experience, Allen & Company considered generally relevant for purposes of analysis, collectively referred to as the “selected transactions”~~;~~.
Allen & Company reviewed, among other information, transaction values of the selected transactions, calculated as the enterprise values implied for the target companies or businesses involved in the selected transactions based on the consideration or assumed consideration paid or payable in the selected transactions as a multiple, to the extent publicly available and meaningful, of the latest 12 months OIBDA, or “LTM OIBDA”, of the target company or business as of the applicable announcement date of such transaction. Financial data for the selected transactions were based on public filings, publicly available Wall Street research analysts’ estimates and other publicly available information. Financial data of the Company was based on the Company’s public filings, the latest 12 months OIBDA as of September 30, 2019 as provided by the Company, and the Company Forecasts.
The selected transactions reviewed and the LTM OIBDA multiple observed for each selected transaction were as follows:

Date Announced	Acquirer	Target	Enterprise Value to LTM OIBDA Multiple
November 15, 2010	Cyfrowy Polsat S.A.	Telewizja Polsat S.A.	11.8x
April 20, 2011	Sanoma Oyj	SBS Broadcasting B.V. (Netherlands and Belgium)	10.6x
December 14, 2012	Discovery, Inc.	SBS Broadcasting B.V. (Nordic)	12.1x
October 28, 2013	AMC Networks Inc.	Chellomedia	11.1x
January 21, 2014	Discovery, Inc.	Eurosport International SA	11.1x
May 1, 2014	Viacom Inc.	Channel 5 Broadcasting Limited	9.1x
March 15, 2015	Scripps Networks Interactive, Inc.	TVN S.A.	14.5x
July 27, 2015	Altice N.V.	NextRadioTV SA	17.4x
July 14, 2017	Altice N.V.	Media Capital SGPS, SA	10.6x
February 1, 2018	TDC Group	Modern Times Group (Nordic Entertainment and Studios)*	11.1
July 20, 2018	Telia Company AB	Bonnier Broadcasting AB	9.5x**

* Transaction subsequently withdrawn on February 12, 2018.
** Represents multiple of operating income before amortization of intangible assets and impairment of assets (other than amortization and impairment of program rights) and certain one-time non-recurring items because depreciation for its broadcasting segment not publicly available.

~~Allen & Company reviewed, among other information, transaction values of the selected transactions, calculated as the enterprise values implied for the target companies or businesses involved in the selected transactions based on the consideration or assumed consideration paid or payable in the selected transactions as a multiple, to the extent publicly available and meaningful, of the latest 12 months OIBDA of the target company or business as of the applicable announcement date of such transaction. Financial data for the selected transactions were based on public filings, publicly available Wall Street research analysts’ estimates and other publicly available information. Financial data of the Company was based on the Company’s public filings, the latest 12 months OIBDA as of September 30, 2019 as provided by the Company, and the Company Forecasts.~~
Under the heading “Fairness Opinion of Allen & Company-Financial Analysis,” the second sentence of the third paragraph on page 45 is amended and restated in its entirety as follows (new language underlined):
Terminal values for the Company were calculated by applying to the Company’s estimated OIBDA for the fiscal year ending December 31, 2028 a selected range of terminal value OIBDA multiples of 6.5x to 8.5x based on Allen & Company’s professional judgment and taking into account, among other things, observed implied calendar year 2020 estimated OIBDA multiples and growth profiles of the Company and selected companies.

Under the heading “Fairness Opinion of Allen & Company-Financial Analysis,” the second bullet point in the first paragraph on page 46 is amended and restated in its entirety as follows (new language underlined):

•
unaffected undiscounted analyst share prices targets for the Class A Shares on March 22, 2019 as reflected in five (5) selected publicly-available Wall Street research analysts’ reports, which indicated an overall low to high target stock price range for the Class A Shares of $3.70 to $5.00 per share.

Under the heading “Interests of CME’s Directors and Executive Officers in the Merger-Arrangements with Parent,” the last paragraph on page 51 is amended and restated in its entirety as follows (new language underlined):
As of the date of this proxy statement, none of CME’s named executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates, and Parent has not otherwise made any promises to any of CME's named executive officers or directors concerning post-closing employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates. Prior to and following the Effective Time, however, certain of CME’s named executive officers may have discussions, and following the Effective Time, may enter into agreements with Parent or the Surviving Company, its subsidiaries or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates.
-END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT-
Additional Information and Where to Find It
This report may be deemed solicitation material in respect of the Merger. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT TOGETHER WITH THIS SUPPLEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE MERGER. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, on the Company’s internet website at www.cetv.com or by sending a written request to the Company at Central European Media Enterprises Ltd., Attention: Corporate Secretary, c/o CME Media Services, Krizeneckeho nam. 1078/5, 15200 Prague 5, Czech Republic
Safe Harbor for Forward-Looking Statements
Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Merger and the Special General Meeting. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the outcome of the Merger Lawsuits and their impact on the Company and the Merger; uncertainties as to the timing of the Merger; the possibility that competing acquisition proposals could be made; the possibility that various closing conditions for the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including the risks detailed under “Risk Factors” and elsewhere in Company’s public periodic filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.